Exhibit 10.12.2

BENEFICIENT MANAGEMENT PARTNERS, L.P.

FIRST AMENDMENT TO THE BENEFICIENT MANAGEMENT PARTNERS, L.P. 2019 EQUITY INCENTIVE PLAN: BMP PROFITS INTEREST

This First Amendment to the Beneficient Management Partners, L.P. 2019 Equity Incentive Plan (the “Amendment”) is made effective as of December 29, 2019, by Beneficient Management Partners, L.P., a Delaware limited partnership (the “Company”).

WITNESSETH:

WHEREAS, on April 25, 2019, the General Partner of the Company approved the adoption of the Beneficient Management Partners, L.P. 2019 Equity Incentive Plan (the “Plan”);

WHEREAS, the Plan limits participation in the Plan to current employees and other service providers of the Company and its affiliates; and

WHEREAS, the Company now desires to amend the Plan to allow for participation in the Plan by former employees and other service providers of the Company and its affiliates; NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 5 of the Plan is hereby amended and restated in its entirety as follows:

5.

Eligibility and Participation. The Administrator, in its sole discretion, will select Participants from among those current and former Employees and other providers of services to the Partnership or its Affiliates. Notwithstanding the foregoing sentence, Awards may be granted to entities which are wholly-owned, either directly or indirectly, by an Employee or other provider of services to the Partnership or its Affiliates.

2.	The penultimate sentence of Section 16(b) of the Plan is hereby amended and restated in its entirety as follows:

Concurrent with this reacquisition of the Repurchased Class B Units, the Partnership is authorized and directed to modify the Partnership allocation and distribution terms for the Repurchased Class B Units to receive a Profits allocation and cumulative cash distributions equal to the actual EBITDA (which EBITDA shall not include income from assets included in Net Monetary Assets of the Private Operations), which shall be subordinated to Tax Distributions (as defined in Article IV of the LP Agreement), for a five year period following the repurchase of the Repurchased Class B Units.

3.	Except as otherwise specifically set forth herein, all other terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer on the date set forth above.

THE BENEFICIENT MANAGEMENT PARTNERS, L.P.

By: Beneficient Management Group, L.L.C., its General Partner

By:	/s/ Brad Heppner
Name:	Brad Heppner
Title:	Chief Executive Officer

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